UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2015

Hawker Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information in Item 4.02 below with respect to the registrant’s results of operations or financial condition for completed annual and quarterly periods is incorporated herein by reference.

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED REPORTS.

On April 28, 2015, the management of Hawker Energy, Inc. (“Hawker”, “we”, “us” or “our”) concluded, with the concurrence of our Board of Directors (the “Board”), that our financial statements for the annual period ended August 31, 2014 and for the three month period ended November 30, 2014 should no longer be relied upon because of an accounting error contained in those financial statements relating to derivative liabilities created upon the issuance of two convertible notes (the “Convertible Notes”) during the quarter ended August 31, 2014 and the quarter ended November 30, 2014.  The two Convertible Notes consist of one $350,000 note issued in June 2014 and one $25,000 note issued in November 2014.  As a result of this error, Hawker will prepare an amendment to each of its Annual Report on Form 10-K for the year ended August 31, 2014 (the “10-K/A”) and its Quarterly Report on Form 10-Q for the quarter ended November 30, 2014 (the “10-Q/A” and, together with the 10-K/A, the “Amendments”) to include restated financial statements for the year ended August 31, 2014 and the quarter ended November 30, 2014, respectively.  As a result of correcting these errors, Hawker expects the net loss for the (i) year ended August 31, 2014 that will be reported in the 10-K/A will be $1,729,132, which is $32,896 more than the $1,696,236 net loss that was initially reported by Hawker, and (ii) quarter ended November 30, 2014 that will be reported in the 10-Q/A will be $1,648,262, which is $18,827 more than the $1,629,435 net loss that was initially reported by Hawker.

The Convertible Notes include anti-dilution provisions that allow for the automatic reset of the conversion price upon any future sale of common stock instruments at or below the current conversion price of the Convertible Notes. Hawker has now concluded that accounting standards require the fair value of the conversion option to be recorded as a derivative liability upon issuance, creating a discount on the Convertible Notes.  The derivative liability is adjusted to fair value each quarter end, and the discount is accreted to interest expense over the term of the Convertible Notes.

Hawker believes that the restated initial aggregate value of the derivative liabilities created upon the issuance of the Convertible Notes will be $139,051 and $7,418 for the two notes respectively.

Hawker will restate its financial statements for the applicable periodic reports to correct this error.

Hawker expects to file the Amendments demonstrating the adjustments described in this report as soon as practicable.  However, because the timing of the restatement process is subject to the completion of, among other things, Hawker’s accounting review and audit processes, there can be no assurance as to the actual filing date of the restated financial results. Further, Hawker’s restated financial statements have not been finalized and the information noted in this report is subject to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hawker Energy, Inc.

Dated:	May 4, 2015

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer